Exhibit 10.26



                            PATENT LICENSE AGREEMENT



        THIS AGREEMENT is entered into this 28th day of December, 1998 (the "Effective Date") by and between CFM TECHNOLOGIES INC., having its principal place of business at 1336 Enterprise Drive, West Chester, PA 19380, CFMT Inc., having its principal place of business at 1403 Foulk Rd, Suite 106-FWilmington, DE 19803, hereinafter collectively referred to as "CFM," and STEAG MICROTECH, INC., having its principal place of business at 8305 Cross Park Drive, Austin, Texas 78754, hereinafter referred to as "STEAG".



                                   WITNESSETH:


     WHEREAS, CFM is the owner of U.S. Patent No. 4,911,761;

     WHEREAS, the parties desire to submit a mutually beneficial proposal to IBM to supply certain equipment for IBM's U.S. plant in Burlington, Vermont;

     WHEREAS, STEAG is subject to an injunction issued by the District Court for the District of Delaware, resulting from a finding of infringement liability which is now on appeal;

     WHEREAS, in order for STEAG to supply certain Marangoni drying equipment to IBM, IBM has required STEAG to be licensed by CFM under U.S. Patent No. 4,911,761; and

     WHEREAS, CFM is willing to grant such a limited-purpose license, and STEAG is willing to accept the license, under the terms and conditions herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS


     As used in this Agreement, the following terms shall have the following meanings:

1.01    The term "Patent Rights" shall mean rights under U.S. Patent 4,911,761.

1.02 "Licensed Product(s)" shall mean certain drying equipment and replacement parts therefor to be sold by STEAG to IBM, the use of such equipment having been held to be covered by one or more issued claims of the Patent Rights by the US District Court of the District of Delaware in CFMT, Inc., et al. vs. STEAG, Civil Action 95-442. For purpose of this Agreement only, the STEAG Marangoni dryers, as configured on the Effective Date, shall be deemed to be Licensed Products.

1.03 "Net Sales Value" of Licensed Products sold by STEAG to IBM shall mean the gross invoice price received therefor, less allowance for returns and less (to the extent separately stated on such invoice) any normal discounts and allowances actually granted and less any sales, use or other excise taxes and shipping charges included in such invoice price. In cases when the Licensed Products are included as part of a larger system, the Net Sales Value will be fixed at U.S. $150,370 irrespective of the price of the total system.

1.04 "Field of Use" shall mean sales of the Licensed Product to IBM pursuant to a certain proposal of STEAG (attached as Exhibit A) and IBM's Request For Quotation dated December 16, 1998.

1.05    "Territory" shall mean the United States.

1.06    "Term of this Agreement" shall mean the period described in Article
        6.01.

                               ARTICLE 2 - LICENSE



2.01 Subject to the terms and conditions of this Agreement, CFM hereby grants to STEAG, and STEAG hereby accepts, a non-exclusive, non-transferable license in the Field of Use under the Patent Rights, without the right to grant sublicenses except as in Article 12: (a) to have manufactured by STEAG's affiliate, STEAG Microtech GmbH, and to import into the United States solely for sale to IBM in connection with the proposal attached as Exhibit A during the Term of this Agreement, and (b) to provide after-sales service and spare parts to IBM to maintain and repair during their useful life no more than twenty-one (21) Licensed Products.

2.02 CFM shall not assert against IBM any claim for infringement of the Patent Rights by IBM's internal commercial use of the Licensed Products obtained from STEAG under this Agreement.

2.03 Neither this License Agreement nor anything contained herein shall be construed as an agreement that the `761 patent is either valid or infringed by STEAG.



                              ARTICLE 3 - ROYALTIES



3.01 STEAG shall pay CFM fifteen percent (15%) of the STEAG Net Sales Value of Licensed Products. Such 15% payment shall not be construed as a STEAG recognition or admission of the correctness of the 15% royalty rate found by the jury in CFMT, Inc. et al. vs. STEAG, U.S. District Court, Delaware, Civil Action 95-442.

3.02 Within thirty (30) days after the delivery of each Licensed Product, STEAG shall pay to CFM one hundred percent (100%) of the royalty due pursuant to Article 3.01. Each payment will be accompanied by a written report in such detail as CFM reasonably requires of all amounts paid.

                            ARTICLE 4 - PAYMENT TERMS



4.01 All royalties and other amounts payable pursuant to Article 3 hereof shall be paid in United States Dollars by wire transfer.

4.02 Payments provided for in this Agreement shall, when overdue, bear interest at a rate per annum equal to one and one-half percent (1 1/2%) per month from the date such payment shall be due until payment shall be received by CFM.

                            ARTICLE 5 - AUDIT RIGHTS



     STEAG shall keep accurate and complete books of account containing record of all data necessary for the determination of the amount of the royalty payments that shall become due under Article 3 hereof, and shall permit CFM or its agent to examine such books of account at all reasonable times during normal business hours to such extent as may be necessary to determine the accuracy or inaccuracy of any of the statements to be rendered by STEAG pursuant to Article 4 hereof. Such inspection shall be completed at the expense of CFM, provided that if any deficiency exceeding three percent (3%) of the money actually due shall be found in connection with the computation, the cost of such inspection shall be borne by STEAG.

                        ARTICLE 6 - TERM AND TERMINATION



6.01 The term of this Agreement shall commence on January 1, 1999 and end on the earlier of December 31, 2000, or delivery to IBM of the eleventh and final permitted Licensed Products herein.

6.02 In the event that STEAG shall fail to comply with any material term of this Agreement, CFM shall have the option to give STEAG a written notice of default. If STEAG shall not have cured such default within thirty
        (30) days of such notice, CFM shall have the right to terminate this Agreement effective immediately upon written notice.

6.03 The provisions of Articles 1, 5, 6.03, 7, 9, 10, 12, 13, 14 and the license granted in Article 2.01(b) shall survive expiration or termination of this Agreement. In addition, expiration or termination of this Agreement shall not relieve the parties of any obligations accruing prior to such expiration or termination, including the obligations set forth in Article 3. The remainder of the earned royalties due to CFM pursuant to Article 3, if any, shall be paid by STEAG within twenty (20) days from the Effective Date of termination of this Agreement

                               ARTICLE 7 - NOTICE



        All notices, requests or communications hereunder shall be in writing and shall be deemed to have been fully given: (i) upon delivery, if delivered personally against written receipt; (ii) three (3) days after posting by certified mail, postage prepaid, return receipt requested; (iii) upon confirmed receipt, if delivered by telecopier; or (iv) the next day if delivered by a recognized overnight commercial courier, addressed in each instance to the parties at the following address:

        CFM Technologies Inc.                STEAG MicroTech, Inc.
        1336 Enterprise Drive                8305 Cross Park Drive
        West Chester, PA  19380              Austin, TX 78754

        Attn.:  L. Jeff Randall              Attn.:  J. Brinkmann, President
        Facsimile No:  610-696-8300          Facsimile No:  512-438-1397


                             ARTICLE 8 - WARRANTIES



8.01 CFM warrants and represents to STEAG that CFM has the right, title and interest to the Patent Rights sufficient to grant the licenses and rights granted herein. CFM warrants and represents that it will not assert any other patents or claims which would interfere with the enjoyment of the rights granted herein.

8.02 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, CFM MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS' CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY CFM THAT THE PRACTICE BY STEAG OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

                       ARTICLE 9 - LIMITATION OF LIABILITY


        IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.



                             ARTICLE 10 - INDEMNITY



        STEAG shall indemnify and hold harmless CFM, its officers, directors, employees, and affiliates from any IBM or other third party product liability loss, claim, demand, action, liability and expense (including legal and expert fees and costs) arising out of, resulting from or related to the manufacture, sale or use of Licensed Products. STEAG shall control the investigation and defense of any such action alleging such liability, with counsel of its choice reasonably satisfactory to CFM. CFM shall cooperate in any defense at STEAG's expense. STEAG may settle any such action without CFM's consent provided that there is no cost to CFM and otherwise with CFM's consent, which will not be withheld unreasonably.

                          ARTICLE 11 - CONFIDENTIALITY



11.01 Each of the parties undertakes to maintain the confidentiality of the terms and conditions of this Agreement, provided that the parties may disclose the existence and the terms and conditions of this Agreement as required to enforce their rights hereunder, or as otherwise may be required by law. Neither party may issue a press release disclosing or otherwise disclose to third parties, except for IBM, the existence of this Agreement between the parties.

11.02 Both parties agree that the terms and existence of this Agreement shall not be used as evidence or otherwise in support of patent litigation between them.



                             ARTICLE 12 - ASSIGNMENT



        STEAG may not assign this Agreement, in whole or in part, without the prior written consent of CFM. Notwithstanding the previous sentence, STEAG may, without such consent, transfer or assign all of its rights and obligations under this Agreement to an entity that is STEAG's successor in connection with a merger or that purchases all or substantially all of STEAG's stock or assets to which this Agreement pertains. Subject to the above limitations, this Agreement will mutually benefit and be binding upon the parties, their successors and assigns.

                         ARTICLE 13 - DISPUTE RESOLUTION



        Any and all claims, disputes or controversies arising under, resulting from, or related to this Agreement ("Dispute"), shall be resolved by negotiation and, if necessary, litigation, as follows. The party raising such Dispute shall promptly advise the other party in writing describing in reasonable detail the nature of such Dispute ("Notice of Dispute"). The senior management of the parties shall by good faith negotiations attempt to resolve the Dispute within thirty (30) days of the Notice of Dispute. In the event the senior management negotiations shall not resolve the Dispute in the thirty-day period, then either party may seek legal relief in any court of competent jurisdiction.



                         ARTICLE 14 - GENERAL PROVISIONS



14.01 This Agreement shall be governed by, interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania. Venue for any dispute arising under this Agreement will be in Philadelphia, Pennsylvania. Each of the parties hereby irrevocably submits to the exclusive venue and jurisdiction of the United States federal court sitting in Philadelphia, Pennsylvania in any action, suit or proceeding brought against it by the other party under this Agreement.

14.02 STEAG acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software and other commodities and agrees not to export or allow the export or re-export of such data, software or other commodities in violation of such laws and regulations.

14.03 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.


14.04 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

14.05 In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The parties hereto agree to replace such unenforceable provision with a new provision which has the most nearly similar permissible economic or other effect.

14.06 No failure or delay by either party in enforcing any right or remedy under this Agreement shall be construed as a waiver of any future or other exercise of such right or remedy by such party. No waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

14.07 No modification of this Agreement shall be binding unless it is in writing and is signed by an authorized representative of the party against whom enforcement of the modification is sought.

14.08 Headings are used in this Agreement for convenience only and shall not affect any construction or interpretation of this Agreement.

14.09 The parties to this Agreement are and shall remain independent contractors. Nothing herein shall be construed to create a partnership or joint venture between them, and neither shall have the power of authority to bind or obligate the other in any manner not expressly set forth herein.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year above first written.

CFMT, INC.                                 STEAG MICROTECH, INC.
-------------------------------------      ------------------------------------


By:    /s/ Lorin J. Randall                By:    /s/ Johannes Brinkmann
       ------------------------------             -----------------------------

Title:   /s/ Treasurer                     Title:   /s/ President & CEO
         ----------------------------               ---------------------------


CFM TECHNOLOGIES, INC.
-------------------------------------


By:    /s/ Roger A. Carolin
       ------------------------------

Title:  /s/ President & CEO
        -----------------------------

                                    EXHIBIT A

               IBM ARCPS REPLACEMENT - DECK AND LAYOUT SPECIFICATIONS from IBM 200mm ARCPSWETS -1298 Specification, Appendix E Rev 2.0

--------------------------------------------------------------------------------
DECK      SPECIFICATION 1  - BHF/SC-1/SC-2                             DRYERS
--------------------------------------------------------------------------------
*R05v     LEFT TO RIGHT:                                                 2
          BHF(500:1), JR1, BHF(8:5:1), SC1, JR2, SC2, JR3, FR/Dryer1,
          FR/Dryer2, I/O Area.
R07v      LEFT TO RIGHT:                                                 2
          BHF(500:1), JR1, BHF(8:5:1), SC1, JR2, SC2, JR3, FR/Dryer1,
          FR/Dryer2, I/O Area.
*113v     LEFT TO RIGHT:                                                 2
          BHF(500:1), JR1, BHF(8:5:1), SC1, JR2, SC2, JR3, FR/Dryer1,
          FR/Dryer2, I/O Area.
R06v      RIGHT TO LEFT:                                                   2
          --------------
          I/O Area, Dryer2/FR, Dryer1/FR, JR3, BLANKC, JR2,
          BHF(5:1), JR1, BHF(500:1).

          *Note: Decks R05V &113V shall also be accompanied by power monitors for the megasonics modules.

--------------------------------------------------------------------------------
DECK      SPECIFICATION 2  - CR/PHOS & HOT PEROXIDE (H2O2)             DRYERS
--------------------------------------------------------------------------------
R43v      RIGHT TO LEFT:                                                 2
          I/O Area, Dryer2/FR, Dryer1/FR, BLANKR3, BLANKC, DI Rinse2,
          Cr/Phos, DI Rinse1, Hot H2O2.

266v      RIGHT TO LEFT:                                                 2
          I/O Area, Dryer2/FR, Dryer1/FR, BLANKR3, BLANKC, DI Rinse2, Cr/Phos, DI Rinse1, Hot H2O2.

--------------------------------------------------------------------------------
DECK      SPECIFICATION 3  - MONITOR RECLAIM                           DRYERS
--------------------------------------------------------------------------------
R08v      LEFT TO RIGHT:                                                 2
          S-Etch, DI Jet Rinse1, 49% HF, DI Jet Rinse2, BLANKC, BLANKR3, FR/Dryer1, FR/Dryer2, I/O Area.

120v      RIGHT TO LEFT:                                                 2
          I/O Area, Dryer2/FR, Dryer1/FR, BLANKR3, BLANKC, DI Jet Rinse2, 49% HF, DI Jet Rinse1, S-Etch

--------------------------------------------------------------------------------
DECK      SPECIFICATION 4  - MONITOR REWORK                            DRYERS
--------------------------------------------------------------------------------
R48v      LEFT TO RIGHT:                                                 2
          SC1, DI JR1, HF/Nitric, DI JR2, HF/Nitric, DI JR3, FR/Dryer2, FR/Dryer1, I/O Area

--------------------------------------------------------------------------------
DECK      SPECIFICATION 5  - HOT PHOSPHORIC ACID                       DRYERS
--------------------------------------------------------------------------------
R20v      RIGHT TO LEFT:                                                 1
          --------------
          I/O Area, FR/Dryer, DI Rinse, H3PO4, DI Rinse,
          H3PO4.
--------------------------------------------------------------------------------
          SPECIFICATION 6  - KOH/SC-1/DHF/DI-03 (SPIKED HCL)
--------------------------------------------------------------------------------
R10v      LEFT TO RIGHT:                                                 2
          --------------
          KOH, JR, DHF, DI-O3(spiked HCL), SC1, DI-03(spiked HCL), Dryer1/FR, Dryer2/FR, I/O Area.
--------------------------------------------------------------------------------
                                   DRYER TOTAL                          21
--------------------------------------------------------------------------------